Exhibit 23.4

FORREST A. GARB & ASSOCIATES, INC.

INTERNATIONAL PETROLEUM CONSULTANTS

5310 HARVEST HILL ROAD, SUITE 275

DALLAS, TEXAS 75230 - 5805

(972) 788-1110  Telefax 991-3160

E-Mail:   forgarb@forgarb.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the references to our firm and to the inclusion of information contained in our report dated February 7, 2012, included in this Annual Report on Form 10-K of Halcón Resources Corporation (the “Company”) for the year ended December 31, 2013. We also hereby consent to the incorporation by reference in the Registration Statements previously filed by the Company on Form S-8 (File Nos. 333-137311, 333-151428, 333-166893, 333-180099, 333-183559 and 333-188948), Form S-3 (File Nos. 333-149319, 333-180243, 333-182996, 333-183560, 333-183843, 333-188640 and 333-191429) and on Form S-4 (File No. 333-181537 and 333-187139) of the references to our firm and to the inclusion of information contained in our report dated February 7, 2012.

FORREST A. GARB & ASSOCIATES, INC.

By:	/s/ WILLIAM D. HARRIS III
William D. Harris III
CEO / President

Dallas, Texas

February 27, 2014